JACKSON NATIONAL LIFE INSURANCE COMPANY Limited Power of Attorney Each of the undersigned, as directors of Jackson National Life Insurance Company ("Jackson"), constitute and appoint Mark D. Nerud, Daniel W. Koors, Susan S. Rhee, and Richard J. Gorman, officers of the "JNL Funds," each of them individually, as his attorneys-in fact, each with power of substitution, in any and all capacities, to sign any regulatory filings under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and all appropriate state or federal regulatory authorities for the Jackson insurance company separate accounts. IN WITNESS WHEREOF, the undersigned have executed this Limited Power of Attorney as of January 1, 2019. /s/Michael Falcon /s/Dennis J. Manning Michael Falcon Dennis J. Manning /s/Morten N. Friis /s/P. Chad Myers Morten N. Friis P. Chad Myers /s/Bradley O. Harris /s/Kenneth H. Stewart Bradley O. Harris Kenneth H. Stewart /s/James J. Scanlan James J. Scanlan